PART II

OFFERING CIRCULAR

ENTREX MARKET INDEX, LLC
150 E Palmetto Park Road
Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 2,000 Preferred Equity Securities
(?TIGRtokens?)
Minimum Purchase: 1 Unit ($10,000)

This prospectus relates to the offering and sale of up to Two Million (2,000,000) Preferred Equity TIGRtoken Securities of the Company for an aggregate, maximum gross dollar offering of Twenty Million ($20,000,000) Dollars (the ?Offering?). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Preferred Equity Security will be offered at Ten Dollars ($10) per unit. There is a minimum purchase amount of One Preferred Equity TIGRtoken Security, at $10 per unit for an aggregate purchase price of Ten ($10) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment: see ?Risk Factors?. This offering circular relates to the offer and sale or other disposition of up to Two Million (2,000,000) Preferred Equity Securities, at Ten Dollars
($10) per unit.

This is our offering, and no public market currently exists for our Preferred Equity securities. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the ?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a ?best efforts? basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of securities will be immediately available to us for use in our operations and once received and accepted are irrevocable. See ?Plan of Distribution? for a description of our Preferred Equity securities offering.








THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE PREFERRED EQUITY SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE PREFERRED EQUITY SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.




































(1)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the common stock.




(2)
The Preferred Securities (TIGRtokens) are offered at $10 per unit.


We are following the ?Offering Circular? format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is March 6, 2018




FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY?S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS ?ESTIMATE,? ?PROJECT,? ?BELIEVE,? ?ANTICIPATE,? ?INTEND,? ?EXPECT? AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT?S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY?S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.








TABLE OF CONTENTS



1.    SUMMARY OF INFORMATION IN OFFERING CIRCULAR??????????5

2.    RISK FACTORS?????????????????????????????9

3.    DILUTION???????????????????????????????14

4.    PLAN OF DISTRIBUTION????????????????????????15

5.    USE OF PROCEEDS TO ISSUER??????????????????????16

6.    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS??18

7.    HISTORICAL AND PROJECTED FINANCIAL STATEMENTS????????????20

8.    SIGNATURE PAGE??????????????????????????????24




































1.
SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the ?Company,?
?company?, ?we,? ?our?, ?us?, ?EMI? or ?Company Name? refer to
ENTREX MARKET INDEX, LLC. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.



The Company


Organization:
We were incorporated under the
laws of the State of Florida on
January 24, 2018. Our principal
office is located at 150 E
Palmetto Park Rd Suite 800, Boca
Raton FL, 33432.

Capitalization:
$100
Management:
Our Chief Executive Officer &
Chairman is Stephen H. Watkins.
Our Vice Chairman is Rick Rochon.
Our other Directors initially
include Alexander Adami and Erin
Flaherty both who assist in the
operations of the Company.
Controlling
Shareholders:
Stephen H. Watkins is the
controlling shareholder

Our Business

Description of
Business:



Entrex Market Index or EMI is the
composite index of the Entrex
Capital Market.  The EMI purchases
up to 10% of each company that
issues revenue enhanced debt
securities (called TIGRcubs) on
the Entrex Capital Market System.

The Entrex Capital Market, or
?Entrex? was founded in 2001 as an
Entrepreneurial Exchange with the
mission to be the leading ?Capital
Market System for Entrepreneurial
companies?

Entrex focuses on $5-250 million
annual revenue, cash-flowing
companies, via its Patented
revenue enhanced debt security
called a TIGRcub.

The TIGRcub simplifies investing
in this sector of companies by
avoiding equity valuation issues
and liquidity by simply providing
a debt structure which may have a
base interest rate and a small
slice of revenue distributed to
the TIGRcub holder on a monthly
basis.

This methodology provides monthly
yield to investors ? with the
potential of enhanced-yield
through revenue participation.
Through the establishment of
monthly yield the TIGRcub can be
valued on a Net Present Value
basis.



Description of
Operations:
The Entrex Market Index decides
which company?s TIGRcub?
Securities to purchase.

The Entrex Market Index?s monthly
GAAP Gross Revenues are
distributed by Issuing companies
to the Entrex eChain LLC, the
present payment and servicing
company for TIGRcub? Securities.

The Entrex Market Index Preferred
Equity holders (TIGRtoken holders)
receive 99% of monthly GAAP Gross
Revenues (received as TIGRcub
Interest Payments, or TIPs from
TIGRcub investments) to Investors
on the 30th of each month (or the
next business day pursuant to the
payment and services agreement).

1% of the monthly GAAP Gross
Revenues of the Entrex Market
Index are provided to the Company
although limited direct costs
associated with the entity are
directly.  Historically,
operational costs of the
distributions are paid by the
Entrex Capital Market, LLC.

The Entrex Market Index calculates
various monthly Revenue Index of
all the companies within the
Entrex Capital Market for
distribution to media channels.
The Company anticipates, over
time, that it may create licensing
income from the distribution of
these indexes.

Historical
Operations:

The Entrex Market Index has
purchased a limited series of
various companies TIGRcub
Securities since February 2017.
Through the monthly distributions,
pursuant to their TIGRcub
agreements, the Entrex Market
Index produced a return of 12.19%
with interest distributed monthly
to investors*.
*The annualized average rate of
return is based on TIGRcubs issued
since February 2017. An investor
should not rely on past
performance as an indication of
future performance. TIGRcub values
and returns will fluctuate.
Investing in TIGRcubs is subject
to various risks that should be
taken into consideration, such as
(but not limited to) market risk,
liquidity risk, and risk of
default.
Current Operations:
The Company currently manages a
limited series of TIGRcub
investments and is managing the
intended acquisition of up to 10%
of existing and future issuers
across the Entrex Capital Market.


Growth Strategy:
The Company anticipates growth
through a series of secondary
offerings to increase the size of
the Entrex Market Index collection
of Preferred Equity (TIGRtoken)
securities.
Capital growth will provide
diversification beyond the
proceeds of this offering. The
timing of commencement of
operations may be influenced by
our relative success of this
offering. We may not raise
sufficient proceeds through this
offering in order to fully execute
our business plans.

The Offering


Securities Offered:

Use of Proceeds
2,000,000 Preferred Equity
securities at $10 per unit.

The net proceeds will be deployed
for purchasing up to 10% of the
TIGRcub offering per Entrex
Issuer.

Termination of the
Offering:
The offering will commence as soon
as practicable after this Offering
Circular has been qualified by the
Securities and Exchange Commission
(the ?SEC?) and the relevant state
regulators, as necessary and will
terminate on the sooner of the
sale of the maximum number of
Preferred Equity securities being
sold, twelve months from the
effective date of this Offering
Statement or the decision by
Company management to deem the
offering closed.
Offering Cost:

We estimate our total offering
estimated offering, selling and
operational expenses of
approximately $2,000,000of the
total $20,000,000 offering amount.















































2.
RISK FACTORS


Investing in our securities involves risk. In evaluating the Company and an investment in the Preferred Equity securities, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Entrex Market Index?s business, operating results or financial condition, as well as adversely affect the value of an investment in our securities. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.


Risks Related to the Company

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have approximately one year of operational history producing limited financial results to investors. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

We will be dependent upon key administrative personnel of the Entrex Market Index for our future success, particularly Stephen
H. Watkins. If we lose this member of the EMI management team, our ability to implement our business strategy could be significantly harmed.
We will depend on the experience, diligence, skill and network of business contacts of our management personnel. The management personnel, together with other professionals the EMI may retain subsequent to our offering, will evaluate, negotiate, structure, close, monitor and service our purchase of TIGRcub securities from specific companies, as based on the proprietary weighted formula approved by the EMI investment committee. Our future success will be depend to a significant extent on the continued service and coordination of the EMI administrative personnel, Stephen H. Watkins, who is also the Chairman of the Board of Directors. The departure of this individual could have a material adverse effect on our ability to achieve our objectives and manage the portfolio.
There is no active trading market for our securities.
There is currently no active trading market for our securities. If we cannot get enough companies to join the portfolio, there is a risk that TIGRtoken returns will not meet expectations.
In order for our business model to be successful, the Entrex Market Index relies on numerous companies joining our portfolio by selling the Company their TIGRcub securities. If there are not a sufficient number of companies, the portfolio could fail to meet expectations.
If there are not enough investors, there will not be enough cash to deploy to a portfolio of desired size, which could affect anticipated investor returns.
The Entrex Market Index business model relies, in part, on the diversification of TIGRcubs purchased from numerous issuers. If there are not sufficient investors, the Entrex Market Index may not be able to purchase 10% of each issuing company?s offer and the portfolio may fail to meet investor expectations.
Our ability to grow will depend on our ability to raise capital. We need access to investor capital in order to purchase TIGRcub securities of private companies.
Our financial condition and results of operations will depend on our ability to manage our future growth effectively.
The Entrex Market Index is a company with limited operating history. As such, it is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type. Our ability to achieve our objectives will depend on our ability to grow, which will depend, in turn, on our management personnel?s ability to identify, analyze and purchase TIGRcubs from companies that meet the Entrex Market Index purchase criteria.
Accomplishing this result on a cost-effective basis is largely a function of our management personnel?s structuring of administrative duties, their ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms.
We will operate in a highly competitive market for investment opportunities.
We compete for investors with traditional investment vehicles (including private equity funds and mezzanine funds), other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors, although in a more traditional investment space, are substantially larger than us and have considerably greater financial, technical and marketing resources than we do.
Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, the value of our securities may decline.
We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors, the number of companies that agree to issue TIGRcubs?, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
There are significant potential conflicts of interest which could impact our returns.
Our management team (and any that may be retained in the future), and the future members of a Entrex Market Index may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or organizations managed by affiliates of the Entrex Market Index that may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or us.
Operational and/or Ownership conflicts of interest.
Our management team (and any that may be retained in the future), and the future members of the Entrex Market Index may be owners or principals of entities that the Entrex Market Index may purchase their TIGRcub Securities. Accordingly, if this occurs, they may have obligations to investors in those entities which may not be in the best interest of the Preferred Equity (TIGRtoken) holders of the Entrex Market Index.
Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners.
The Entrex Market Index management has the right to sell or convert any of the Company?s securities into various securities of any other company if deemed appropriate, exclusively at the option of the management, into a private or publicly listed Company.
Our Management may change our TIGRcub purchasing objectives, operating policies and strategies without prior notice or stockholder approval.
Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. However, absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.
Changes in laws or regulations governing our operations may adversely affect our business.
We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.
Because the Entrex Market Index may be publicly traded, there will be uncertainty regarding the value of our portfolio of TIGRcubs.
We shall provide to investors our calculation of the present value (PV) of the Entrex Market Index TIGRcub portfolio. This valuation may fluctuate significantly and could have no relevance to actual results of the Entrex Market Index. Investing in private companies may present certain challenges to us, including the lack of available information about these companies.
We will be investing in private companies, which report to Entrex eChain LLC through required proprietary methodologies. Entrex eChain LLC, as a service provider, has agreed to an acceptable corporate review process that may or may not include mandating audited financial statements from each portfolio company.

Purchase of previously issued Entrex Capital Market Issuer
TIGRcubs
At the discretion of management; we may or may not purchase TIGRcub securities previously issued to investors by various
Entrex Capital Market TIGRcub Issuers.   These TIGRcubs may be
purchased at a premium or a discount and at the sole discretion of management which may or may not have conflicts of interest in the company, management or price of such securities of said issuer.
Purchase of previously issued Entrex Market Index TIGRcubs
securities.
At the discretion of management; we may or may not purchase TIGRcub securities previously issued to investors by the Entrex
Market Index.   These TIGRcubs may be purchased at a premium or
a discount, and/or purchased through the distribution of Preferred Equity (TIGRtokens) with rights and warranties similar to this offering and at the sole discretion of management which may or may not have conflicts of interest in the company, management or price of such securities of said issuer.

Entrex Market Index limited operational expenses.
Entrex Market Index has had limited operational personnel with
costs incurred by the Entrex Capital Market, LLC.   If costs
were to be paid directly in the future the operations would incur costs which could limit distributions to Preferred Holders or significantly affect the operations of the enterprise. Any funds remaining from the 1% fees withheld from the GAAP Gross revenue investor distributions (99%) will be distributed to operational personnel at the sole discretion of management.

































3.
DILUTION


We are offering Preferred Equity Securities (TIGRtokens), which will distribute 99% of GAAP Gross Revenue earned by the Entrex
Market Index to investors on a monthly basis.

The Issuer?s current Reg D offering shall remain active upto the potential approval by the SEC of this offering.

Buyers of the Reg D offering shall be converted to the offered
Preferred Equity Securites (TIGRtokens) at agreed discount rates.
Previous certificate holders will have the same rights and warranties of the offered TIGRtoken securities.

Pursuant to the section labeled ?Warrants/Options? we may, or may not, provide Preferred Equity securities (TIGRtokens) to members of management, employees or partners which may or may not have a dilutive effect to Preferred Equity securities (TIGRtoken) returns.

We anticipate future offerings which will purchase more TIGRcubs which could add to the diversification of the underlying
purchased TIGRcub assets.   These potential future offerings
will dilute the holdings of this offerings Preferred Equity
(TIGRtokens).





































4.
PLAN OF DISTRIBUTION

We are offering a maximum of 2,000,000 Preferred Equity Securities on a no minimum, ?best efforts? basis. The offering will terminate upon the earlier to occur of: (i) the sale of all Preferred Equity TIGRtokens being offered, or (ii) 365 days after this Offering Circular is declared effective by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

Our Preferred Equity securities are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.
Warrants/options:
As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may however, pursuant to the direction of management, issue warrants and/or options to individuals and/or entities in the future for the anticipated benefit of the Preferred Equity TIGRtoken holders.
State Securities Laws:
Under the securities laws of some states, the Preferred Equity (TIGRtokens) may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.
























5.
USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from the sale of the 2,000,000
TIGRtokens in this Offering will be approximately $18,000,000, after deducting the estimated offering, selling and operational expenses of approximately $2,000,000.

Each company participating in the Entrex Capital Market System has up to 10% of its offering committed for purchase by the Entrex Market Index. Each $10,000 TIGRcub investment in The Entrex Market Index owns a small portion of each TIGRcub Issuers? offering, providing investors a diverse basket of yield-oriented, revenue-enhanced, Preferred Equity securities.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount: Maximum Offering Amount: $20,000,000

Anticipated Purchase of TIGRcubs from Entrex Capital Market
Issuers:

Fully funding Offering:			100%			 $20, 000,000

Disclosed Expenses:				  10%		$2,000,000

Net Offering distributed:	        90%		$18,000,000

Anticipated Purchase of TIGRcubs:				$18,000,000

      2017 Historical returns:		          		12.19%*

      2017 Diluted return based as/if based on historical
performance: 	10.95%**

*The annualized average rate of return is based on TIGRcubs issued since January 2017. An investor should not rely on past performance as an indication of future performance. TIGRcub values and returns will fluctuate. Investing in TIGRcubs is subject to various risks that should be taken into consideration, such as (but not limited to) market risk, liquidity risk, and risk of default. This document is not intended as a solicitation or offer to sell TIGRcubs.
**Diluted return indicated are calculated ?as/if? the 12.19% return provided to Entrex Market Index in 2017 had been diluted pari-passu to the Net Offering distributed in this Offering. An investor should not rely on past performance as an indication of future performance. TIGRcub values and returns will fluctuate.



Investment Objectives:

Our primary investment objectives are

-	to maximize the monthly yield distributed to of
investors





-	to preserve and protect your capital contribution;


-	to purchase TIGRcubs from high quality issuers to reduce
volatility and default risk
We will also seek to realize growth in the value of our investments and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria:

We believe the most important criteria for evaluating the issuers whom we select for the Entrex Market Index include:


Company?s TIGRcub which are purchased by the Entrex Market Index may or may/not have the indicated investment criteria but, at the exclusive discretion of the company, may be waived as deemed most effective for the anticipated benefit of Preferred Equity (TIGRtoken) holders.


  historic and projected cash flowing companies

High growth industries

Strong management
2:1 or higher Preferred Equity Service Coverage
      (EBITDA/Total Preferred Equity Service)
3:1 or lower Preferred Equity to Equity
      (Total Preferred Equity/Book Equity)
3.75:1 or lower Leverage Multiple
      (Total Long Term Preferred Equity/EBITDA)









6.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors as of the date of this offering are as follows:
Stephen H. Watkins: is Chairman of the Board and is the founding Chairman and CEO of Entrex. Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion dollar market cap companies. Stephen authored the book Capital Can?t Fund What It Can?t Find. In the past he wrote a syndicated bi-monthly finance column?read by over eight million national readers at its peak.
Richard Rochon: is a seasoned investor and public company director. He is the Vice Chairman of the Board and CEO and Chairman of Royal Palm Capital Partners.
Compensation of Directors:
The independent directors will receive an annual retainer fee and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting. The independent directors will receive $500 in connection with each committee meeting of the Board of Directors that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. No compensation is expected to be paid to directors until this offering is made effective. Indemnification Agreements:
We shall enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Delaware law. Each indemnification agreement provides that EMI shall indemnify the director who is a party to the agreement (an ?Indemnitee?), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.
Significant Employees:
As of the date of this prospectus, Stephen H. Watkins is the key personnel associated directly with the Entrex Market
Index. Other staff members and/or entities will be involved in Entrex Market Index as required. Various employment agreements and/or contracts have and may be made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.
Family Relationships:
There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings:
None of our directors, executive officers or control persons is known to have been involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or 4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.
Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

?
7.
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS



Note 1.     Organization, History and Business

ENTREX MARKET INDEX, LLC (?the Company?) became a Limited Liability Corporation in Florida on January 24, 2018. The Company was established for the purpose of adding a vehicle for additional equity to fund Issuers, on an Indexed base, across the Entrex Capital Market. The Company's fiscal year end is December 31.

Note 2.     Revenue Recognition

Revenue is derived from contracts with businesses through TIGRcub Securities. Revenue is recognized in accordance GAAP considered TIGRcub Interest Payments or TIPs.


Note 3.     Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, ?Stock Compensation? (?ASC 718?). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, ?Equity-Based Payments to Non-Employees.? Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term ?forfeitures? is distinct from ?cancellations? or ?expirations? and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and

Note 4.     Summary of Significant Accounting Policies
(continued)

Warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Note 5.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Note 6.     Income Taxes

The Company adopted the provisions of ASC 740-10-50, formerly
FIN 48, and ?Accounting for Uncertainty in Income Taxes?. The
Company had no material unrecognized income tax assets or liabilities as of October 1, 2016.

The Company?s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 7, 2016 (inception) through October 1, 2016 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and the state of Delaware. We are not currently involved in any income tax examinations.

Note 7.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company?s ability to continue as a going concern. Management believes that the Company?s capital requirements will depend on many factors including the success of the Company?s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the
future.   The conditions described above raise substantial doubt
about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.
?
8.
SIGNATURE PAGE



Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Boca Raton and County of Palm Beach, in the State of Florida, March 6,
2018.




ENTREX MARKET INDEX, LLC.



By:
Stephen H. Watkins
Name:
Stephen H. Watkins
Title:
Managing Member(and Principal Executive Officer)
In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities
and on the dates stated.


Signature Stephen H. Watkins

Title Managing Member (and Principal
Executive Officer


Date March 6, 2018